UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 13, 2007

ALTRUST FINANCIAL SERVICES INC.

(Exact name of registrant as specified in its charter)

Alabama	0-51298	63-0923450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

811 2nd Avenue S.W., Cullman, Alabama	35055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (256) 737-7000

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

Effective as of November 13, 2007, ‘Altrust Financial Services, Inc., an Alabama corporation (the “Company”), entered into an Agreement and Plan of Reorganization (the “Agreement”) with Holly Pond Corp., an Alabama corporation and wholly owned subsidiary of the Company, (“Merger Sub”). Under the terms of the Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

Upon completion of the Merger, the Company expects to have fewer than 300 shareholders of record, and therefore expects to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934. In addition, the Company expects to have fewer than 100 shareholders, as calculated for purposes of Subchapter S of the Internal Revenue Code (the “Code”), and therefore expects to elect S-corporation status under the Code effective for the tax year beginning January 1, 2008, or as soon as it completes all requirements for making the S-corporation election.

At the effective time of the Merger, each outstanding share of the Company’s common stock held by shareholders who are not eligible to be S-corporation shareholders or who do not otherwise comply with the other requirements set forth in the Agreement will be exchanged for cash at a rate of $17.25 per share. Additionally, each outstanding share of the Company’s common stock held by a shareholder (other than one of the Company’s directors or executive officers) who is the record holder of 6,400 or fewer shares will be exchanged for cash at the same per share rate, unless such holder is an S-eligible shareholder and a family member of an S-eligible shareholder who holds more than 6,400 shares. All other shareholders will continue as shareholders after the effective time of the Merger.

Consummation of the Merger is not subject to a financing condition, but is subject to approval of the Agreement by the Company’s shareholders pursuant to Alabama law. Further, because all of the Company’s directors and executive officers will continue as shareholders after the Merger (even if they currently hold 6,400 or fewer shares), and because they have interests that may be different than those of the Company’s other shareholders, the Agreement requires the approval by a majority of the votes entitled to be cast by unaffiliated shareholders (those shareholders holding 6,400 or fewer shares—other than directors or executive officers—or who are otherwise not eligible to be S-corporation shareholders) or who are otherwise only entitled to cash in the Merger at the date of determination. The Company expects to consummate the Merger in late December 2007.

The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as an exhibit to this current report and is incorporated herein by reference.

Important Additional Information will be filed with the SEC

In connection with the Merger, the Company will file a proxy statement with the Securities and Exchange Commission. Investors and shareholders are advised to read the proxy statement when it becomes available, because it will contain important information about the proposed transaction and the parties thereto. Investors and shareholders may obtain the proxy statement (when available), and any other relevant documents, for free at the Security and Exchange Commission’s website or by directing a request to the Company at its principal executive offices.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company shareholders generally, is set forth in the Company’s proxy statements and annual reports on Form 10-K, previously filed with the Securities and Exchange Commission, and will be further reflected in the proxy statement filed in connection with the proposed transaction when it becomes available.

Forward-Looking Statements

The Company makes forward-looking statements in this current report that are subject to risks and uncertainties. Forward-looking statements include information about our possible or assumed future results of operations or performance if the Agreement is approved, and assumes no changes in current tax rates, the Internal Revenue Code, or Treasury Regulations promulgated under the Internal Revenue code. When we use words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “targeted,” and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various economic, regulatory, legislative, administrative and technological future events, factors and changes may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. Also, this document contains analyses of the potential effects of the tax election on the Company and its shareholders. These analyses are hypothetical in nature and do not necessarily reflect actual or expected results. In addition, these analyses are based on various assumptions that may or may not prove accurate, or which do not reflect future events, factors or changes. See the risk factors identified in the Company’s current filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Reorganization, dated November 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altrust Financial Services, Inc.

By:	/s/ J. ROBIN CUMMINGS
Name:	J. Robin Cummings
Title:	President and Chief Executive Officer

Date: November 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Reorganization, dated November 13, 2007